UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2011

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 20, 2011, the Company held its annual meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated December 15, 2010 and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below.

1.	The seven (7) nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2012, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Non-votes

Jeffrey P. Gotschall	3,955,386	36,174	887,854
Michael S. Lipscomb	3,959,187	32,373	887,854
Donald C. Molten Jr.	3,656,195	335,365	887,854
Frank N. Nichols	3,535,051	456,509	887,854
Alayne L. Reitman	3,534,515	457,045	887,854
Mark J. Silk	3,684,825	306,735	887,854
Hudson D. Smith	3,859,984	131,576	887,854

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2011. Voting results on this proposal were as follows:

For	4,792,633
Against	1,785
Abstain	84,996

3.	Adopt Amendment No. 1 to the SIFCO Industries, Inc. 2007 Long-term Incentive Plan. Voting results on this proposal were as follows:

For	3,755,917
Against	206,708
Abstain	28,935
Non-votes	887,854

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: January 25, 2011	/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and
Chief Financial Officer
(Principal Financial Officer)